REPRESENTATION AGREEMENT

Between

ENERGY QUEST, lNC. / SYNGAS ENERGY CORP. ("The First Party")
850 South Boulder Hwy. Suite 169
Henderson, Nevada. 89015

and

WALTER L.  BROWN JR.  ("The Second Party")
Rua Palmas #337
Jd  Ouro Branco
Paranavai, PR,   87704-240
Brazil

WHEREAS

(A)

The First Party is specialized in the Development, Production and Operation of Gasification Projects and the provision of relevant goods and services, including project finance,and the installation of such projects.

(B)

The Second Party has experience in promoting and developing business in Brazil (The Territory) with respect to Clean Energy sector and Emission Reduction Services according to the Kyoto Protocol and the European Trading Scheme (The Relevant Business).

(C)

The First Party wishes to appoint the Second Party as its exclusive representative or partner in developing The Relevant Business in The Territory and in furthering its interests with regards to Relevant Business related to The Project

IT IS HEREBY AGREED AS FOLLOW:

1. Duration

This agreement shall commence on the date here of (the Commencement Date) and continue in force for an initial period of three years (the Initial Period) and shall automatically and finally terminate on the third anniversary of  the Commencement Date unless it is extended in common understanding in an annually bases.

2. First Party's Duties

In order to facilitate the proper development of  this agreement, The First Party agrees to.

A. Advise and make available to the Second Party of  all existing Products and Services, as well as any future developments withr espect to such products and services.

B. Provide the Second Party with Product marketing literature, newsletters, technical notes and other promotional materials, as well as financial information, as appropriate and in electronic format.

3. Second Party's Duties

Pursuant to its obligation to provide assistance to the First Party the Second Party shall, for the duration of  this Agreement:

A. Assist and advice the First Party generally on all aspects of  its negotiations for the award of contracts for the project in the Territory.

B. After the award of any such contracta s aforesaid, advice the First Party as may be required in its smooth operation.

C. Assist and advice the First Party in relation to its dealing with government, ministries, departments, municipalities and other offices or agencies related to the Project.

4. Restrictions and Limitations on the Second Party

A. The Second Party shall not, without the express and written prior authority of  the First Party, have any power under this agreement to:

a)	Sign contracts or accept orders or money on behalf on the First Party or

b)	Give guarantees or warranties to customers or potential customers or

c)	Commit the First Party to any binding obligationor

d)	Commit the First Party otherwise in anyway.

C. During the terms of  this agreement the Second Party shall not act on behalf of, or have in, any company or individual carrying on more or less similar business to the Relevant Business of  the First Party as related to the project.

D. In the event that the Second Party, through its activities, produces 2 clear and viable commercial opportunities which are within the scope of the activities covered by this agreement and which the First Party declines to progress, the Second Partys hall have the right to terminate this agreement.

5. Remuneration

As remuneration to the Second Party for the services as described, the First Party shall pay to the Second Party, not later than 30 days after the contract with the customer has been signed and money received, the agreed fee. Such fee shall be deemed to cover all the operating expenses of the Second Party relative to the provision of its services under this agreement and the Second Party shall not be entitled to any further remuneration or compensation in respect of the performance of this agreement.

Notwithstanding the above the Second Party may claim from the First Party such marketing expenses as may have been previously approved in writing by the First Party on case-by-case basis.

Second Party commissions for the First Party Products and Services

COMMISSION STRUCTURE

Commissions to be negotiated on a project by project basis.

6. Exclusivity

The First Party shall appoint no other Commercial Representation with the respect to the Relevant Business, the Project and the Territory for the duration of this agreement.

B. The Parties acknowledges that the provision of  this agreement shall apply to ALL commercial opportunities, contractual arrangements and revenues which the First Party has participated in the Territory, including those developed through direct approaches, clients contacts, external promoters, brokers, agents or other intermediaries.

7. Confidentiality

During the term of, and after the expiry or termination of this agreement, each party shall keep confidential and not divulge any information relating to the business of the other obtained by virtueof the cooperation arising from this agreement.

8. Termination

Notwithstanding anything to the contrary expressed or implied elsewhere, this agreement may be terminated by the mutual written agreement of the Parties.

9. Notices

Any communication by either Party shall be in writing by usinge lectronical mail or fax and courier in caseof important and signed documents.

The addressand other particulars to which communications shall be sent:

To the First Party

ENERGY QUEST, INC. / SYNGAS ENERGY CORP.
850 South Boulder Hwy. Suite 169
Henderson, Nevada 89015
Tel. 001-702-454-8800
Fax. 001-702-366-0002
Email: Wilf@ouellette. com

To The Second Party

WALTER L. BROWN JR.
Rua Palmas #337
Jd  Ouro Branco
Paranavai, PR, 87704-240
Brazil
Tel. 585 919 7588
Email: wlbrownl @msn.com

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10.Arbitration

A. Any dispute or difference between the Parties in connection with this agreement shall be finally settled in accordance with the then current edition of the Rules of Conciliation and Arbitration of the International Chamber of  Commerce by one or more arbitrators appointed in accordance with such rules.

B. Such arbitration shall be conducted in Henderson, Nevada in the English language.

11. Law

A. This agreement is made subject to Canadian law and the Parties agree to submit to the non-exclusive jurisdiction of the civil courts of Canada.

B. lf thisAgreement is translated in to any other language the English language version shall prevail.

Signed on the date written below, in two originals, each party having received one original.

ENERGY QUEST, INC.
SYNGAS ENERGY CORP.	Walter L. Brown Jr.

Wilf Ouellette	Rua Palmas #337
President	Jd Ouro Branco
850 South Boulder Hwy.	Paranavai, PR, 87704-240
Henderson, Nevada 89015	Brazil
(702) 454-8800